EXHIBIT 99.1

Management’s Presentation of
Paul Lippke Handels-GmbH Prozess- und Laborsysteme, Neuwied
Financial Statements

        The Paul Lippke Handels-GmbH Prozess- und Laborsysteme, Neuwied audited financial statements as of December 31, 2003 and 2002 and for each of the years in the two-year period ended December 31, 2003 that follow are presented in euros and are in compliance with German generally accepted accounting principles. It is management’s belief that the financial position, results of operations and cash flows presented in the financial statements would be materially the same applying generally accepted accounting principles in the United States.

INDEPENDENT AUDITORS’ REPORT

The Board of Directors and Stockholders

Paul Lippke Handels-GmbH Prozess- und Laborsysteme, Neuwied

We have audited the accompanying balance sheets of Paul Lippke Handels-GmbH Prozess- und Laborsysteme, Neuwied as of December 31, 2003 and 2002, and the related statements of income, cash flows, and stockholders’ equity for each of the years in the two-year period ended December 31, 2003. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paul Lippke Handels-GmbH Prozess- und Laborsysteme, Neuwied as of December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2003, in conformity with generally accepted accounting principles in Germany.

/s/   BANSBACH SCHÜBEL BRÖSZTL & PARTNER GMBH

Stuttgart
January 19, 2004

Paul Lippke Handels-GmbH Prozess- und Laborsysteme, Neuwied
Balance Sheets
December 31, 2003 and 2002

Assets	2003 EUR	2002 EUR
CURRENT ASSETS
Cash and cash equivalents	413,299.27	277,620.78
Trade accounts receivable, net	422,393.96	747,159.84
Inventories	249,000.00	246,000.00
Prepaid expenses	10,616.51	6,476.40
Other current assets	28,559.94	147,310.37

Total current assets	1,123,869.68	1,424,567.39
FIXED ASSETS
Technical equipment, plant and machinery	129,196.00	177,804.00

	1,253,065.68	1,602,371.39

Liabilities and stockholders’ Equity
CURRENT LIABILITIES
Trade accounts payable	245,119.33	461,173.98
Advance payments received on account of orders	68,908.22	19,749.19
Accrued income tax	12,820.00	0.00
Other accrued liabilities	311,134.62	318,648.81

Total current liabilities	637,982.17	799,571.98
LONG TERM LIABILITIES
Pension reserves	85,275.00	87,891.00
STOCKHOLDERS’ EQUITY
Common stock	60,000.00	51,129.19
Additional paid in capital	76,693.78	76,693.78
Retained earnings	393,114.73	587,085.44

Total stockholders’ equity	529,808.51	714,908.41

	1,253,065.68	1,602,371.39

Paul Lippke Handels-GmbH Prozess- und Laborsysteme, Neuwied
Statements of Income
For the Years Ended December 31, 2003 and 2002

	2003 EUR	2002 EUR
NET SALES	4,645,183.79	4,940,483.32
COSTS OF GOODS SOLD	2,230,931.90	2,507,490.00

GROSS MARGIN	2,414,251.89	2,432,993.32
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE	1,566,698.87	1,577,081.78
OTHER INCOME (EXPENSES), NET	125,231.73	84,074.50

INCOME BEFORE TAX	972,784.75	939,986.04
INCOME TAX	387,884.65	362,370.04

NET INCOME	584,900.10	577,616.00
RETAINED EARNINGS, BEGINNING	587,085.44	709,469.44
DIVIDEND PAID	770,000.00	700,000.00
TRANSFER TO COMMON STOCK	8,870.81	0.00

RETAINED EARNINGS, ENDING	393,114.73	587,085.44

Paul Lippke Handels-GmbH Prozess- und Laborsysteme, Neuwied
Statements of Stockholders’ Equity
For the Years Ended December 31, 2003 and 2002

	Common stock EUR	Additional paid in capital EUR	Retained Earnings EUR	Total Stock- holders’ Equity EUR
YEAR ENDED DECEMBER 31, 2002:
Beginning Balance	51,129.19	76,693.78	709,469.44	837,292.41
Net income	0.00	0.00	577,616.00	577,616.00
Dividend	0.00	0.00	(700,000.00)	(700,000.00)

Balance at December 31, 2002	51,129.19	76,693.78	587,085.44	714,908.41

YEAR ENDED DECEMBER 31, 2003:
Net income	0.00	0.00	584,900.10	584,900.10
Dividend	0.00	0.00	(770,000.00)	(770,000.00)
Transfer to common stock	8,870.81	0.00	(8,870.81)	0.00

Balance at December 31, 2003	60,000.00	76,693.78	393,114.73	529,808.51

Paul Lippke Handels-GmbH Prozess- und Laborsysteme, Neuwied
Statements of Cash Flows
For the Years Ended December 31, 2003 and 2002

	2003 EUR	2002 EUR
CASH FLOW FROM OPERATING ACTIVITIES:
Net income	584,900.10	577,616.00

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	81,717.64	87,215.98
Decrease (increase) in trade accounts receivable	324,765.88	(236,297.75)
(Increase) decrease in inventories	(3,000.00)	38,608.22
(Increase) in prepaid expenses	(4,140.11)	(2,988.18)
Decrease (increase) in other current assets	118,750.43	(92,397.76)
(Decrease) increase in trade accounts payable	(216,054.65)	159,974.65
Increase in advance payments	49,159.03	1,530.02
Increase (decrease) in accrued income tax	12,820.00	(36,575.26)
(Decrease) increase in other current liabilities	(7,514.19)	1,322.34
(Decrease) in pension reserves	(2,616.00)	(2,567.78)

Total adjustments	353,888.03	(82,175.52)

Net cash provided by operating activities	938,788.13	495,440.48

CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of Technical equipment, plant and machinery	(45,043.64)	(119,393.52)
Proceeds from disposal of Technical equipment, plant and machinery	11,934.00	27,068.00

Net cash used in investing activities	(33,109.64)	(92,325.52)

CASH FLOW FROM FINANCING ACTIVITIES:
Dividends paid	(770,000.00)	(700,000.00)

Net cash used in financing activities	(770,000.00)	(700,000.00)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	135,678.49	(296,885.04)
CASH AND CASH EQUIVALENTS – BEGINNING OF YEAR	277,620.78	574,505.82

CASH AND CASH EQUIVALENTS – END OF YEAR	413,299.27	277,620.78

Paul Lippke Handels-GmbH Prozess- und Laborsysteme, Neuwied
Notes to Financial Statements
December 31, 2003 and 2002

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Revenue Recognition and Accounts Receivable:
The company recognizes revenues for product sales upon shipment. Accounts receivable are uncollateralized customer obligations due under normal trade terms and are stated at the amount billed to the customer. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or if unspecified, are applied to the earliest unpaid invoices. Management individually reviews all accounts receivable balances that exceed payment terms. All accounts are monitored continually for creditworthiness. Reserves are provided for any account balances that are considered doubtful or uncollectible. The company estimates that doubtful and uncollectible accounts required reserves of EUR 9,627.02 and EUR 12,984.94 on December 31, 2003 and 2002, respectively. The above mentioned reserves include a general provision of EUR 5,000 and EUR 8,000 for years 2003 and 2002.

Inventory: Inventories are stated at the lower of cost or market. Devaluation for slow moving stock was considered.

Technical equipment, plant and machinery:
Technical equipment, plant and machinery are stated at cost and are being depreciated using declining balance method and straight line method over their estimated useful lives. Upon retirement, the cost of the asset and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in the statements of income.

Trade accounts payable: Trade accounts payable are recorded with the amount payable.

Advance payments received on account of orders: Advance payments are recorded with the amount received.

Accrued income tax:
Income tax are provided for the tax effects of transactions reported in the financial statements and consists of taxes currently due. Deferred taxes are not necessary since there is no difference between the statutory financial statements and those for tax purposes.

Other accrued liabilities: Other accrued liabilities are recorded with the amount payable.

Paul Lippke Handels-GmbH Prozess- und Laborsysteme, Neuwied
Notes to Financial Statements
December 31, 2003 and 2002

Pension reserves: Pension claims are discounted with 6% and does not consider the increase of salaries.

Use of estimates:
The preparation of financial statements in conformity with general accepted accounting principles in Germany requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.

2.	INVENTORIES

Inventories at year end included the following positions:

2003: Goods EUR 393,506.35 less devaluation EUR 144,506.35 2002: Goods EUR 433,211.19 less devaluation EUR 187,211.19

3.	TECHNICAL EQUIPMENT, PLANT AND MACHINERY

Historical costs December 31, 2003 (2002):	EUR 416,907.47 (EUR 508,151.76)
Accumulated Depreciation December 31, 2003 (2002):	EUR 287,711.47 (EUR 330,347.76)
Net book value December 31,2003 (2002):	EUR 129,196.00 (EUR 177,804.00)

The Company recorded depreciation expense of EUR 81,717.64 and EUR 87,215.98 for the years 2003 and 2002, respectively.

4.	OTHER ACCRUED LIABILITIES

The position includes:	2003 E U R	2002 E U R
Vacation and overtime provision	41,500.00	40,300.00
Management bonus	95,000.00	95,000.00
Guarantee provision	38,000.00	67,000.00
Internal and external cost financial statement	11,600.00	9,600.00
Provision for doubtful commission	47,196.00	58,995.00
Tax on wages and salaries	17,919.00	12,408.61
Social security contribution	23,446.46	19,810.20
Other	36,473.16	15,535.00

5.	SUBSEQUENT EVENT

Effective January 1, 2004, the Company was acquired pursuant to a Share Purchase Agreement (“Agreement”) between MOCON, Inc. (“MOCON”), of the United States of America, and AHLSTROM CAPITAL OY (“AHLSTROM”), of Finland. Lippke has been the primary distributor of MOCON products in Europe for approximately thirty years, in addition to serving in the capacity of distributor or agent for several companies in addition to MOCON.

MOCON acquired all of the shares of Lippke from AHLSTROM for a base purchase price of EUR 625,000 ($802,688). In addition, MOCON is obligated to make three future “earnout” payments to AHLSTROM based on the net profits of Lippke in each of the years 2004, 2005, and 2006, with a minimum payment amount of 100,000 euros per year.

As part of the Agreement, subject to certain limitations, AHLSTROM was entitled to all of Lippke’s 2003 net profits, and also to have Lippke declare and pay a dividend to AHLSTROM based on these net profits. As of December 31, 2003, Lippke had declared and paid dividends to AHLSTROM totaling EUR 200,000 related to 2003 net profits. In the first quarter of 2004, Lippke paid additional dividends to AHLSTROM totaling EUR 354,808.51 in satisfaction of the remaining amount of 2003 net profits to which AHLSTROM was entitled.